EXHIBIT (5)(a)

FORM OF APPLICATION

Transamerica Axiom

Flexible Premium Deferred

Variable Annuity Application

Home Office: 4 Manhattanville Road, Purchase, NY 10577

Mail the application and a check to:

Transamerica Financial Life Insurance Company

4333 Edgewood Road N.E., Cedar Rapids, IA 52499

Telephone: (800) 525-6205

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Transamerica Axiom

Flexible Premium Deferred

Variable Annuity Application

Transamerica Financial Life Insurance Company

Home Office: 4 Manhattanville Road, Purchase, NY 10577

Administrative Office: 4333 Edgewood Road N.E., Cedar Rapids, IA 52499

Telephone: (800) 525-6205

1. ANNUITANT

Full Name: __________________________________________________________________________________________________

Residential Address:* __________________________________________	City, State, Zip: _________________________________

Mailing Address: ______________________________________________	City, State, Zip: _________________________________

SSN/TIN: ___________________________________________________	Date of Birth: ___________________________________

Telephone: ___________________________________________________	E-mail Address: _________________________________

Sex: ☐ Male Citizenship: ☐ U.S. Citizen ☐ Non-U.S.Citizen (Country of Citizenship: )

☐ Female	Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

* Residential Address must be completed and cannot be a P.O. Box.

2. OWNERSHIP

A. PRIMARY OWNER

☐ Same as Annuitant	Linking Number (if applicable): _____________________

Full Name: ___________________________________________________________________________________________________

Residential Address:* ___________________________________________	City, State, Zip: _________________________________

Mailing Address: ______________________________________________	City, State, Zip: _________________________________

SSN/TIN: ___________________________________________________	Date of Birth: ___________________________________

Telephone: ___________________________________________________	E-mail Address: ________________________________

Sex: ☐ Male Citizenship: ☐ U.S. Citizen ☐ Non-U.S.Citizen (Country of Citizenship: )

☐ Female	Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

B. JOINT OWNER (if applicable) Relationship to Primary Owner: __________________________________________________________________________________

Full Name: ___________________________________________________________________________________________________

Residential Address:* __________________________________________	City, State, Zip: _________________________________

Mailing Address: ______________________________________________	City, State, Zip: _________________________________

SSN/TIN: ___________________________________________________	Date of Birth: ___________________________________

Telephone: ___________________________________________________	E-mail Address: _________________________________

Sex: ☐ Male Citizenship: ☐ U.S. Citizen ☐ Non-U.S.Citizen (Country of Citizenship: )

☐ Female	Please Choose: ☐ Resident Alien ☐ Non-Resident Alien

* Residential Address must be completed and cannot be a P.O. Box.

A Trustee Certification Form is required if a Trust is named as Owner.

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3. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach a separate sheet)

Full Name: ___________________________________________________________________________________________________

Relationship: __________________________________________________________________________________________________

Mailing Address: ________________________________________________	City, State, Zip: __________________________

SSN/TIN: ______________________________________________________	Date of Birth: ____________________________

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent ___________%

Full Name: __________________________________________________________________________________________________

Relationship: _________________________________________________________________________________________________

Mailing Address: _________________________________________________	City, State, Zip: ___________________________

SSN/TIN: ______________________________________________________	Date of Birth: ____________________________

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent ___________%

Full Name: ___________________________________________________________________________________________________

Relationship: __________________________________________________________________________________________________

Mailing Address: __________________________________________________	City, State, Zip: ___________________________

.SSN/TIN: ______________________________________________________	Date of Birth: ____________________________

Sex: ☐ Male ☐ Female	☐ Primary ☐ Contingent ___________%

Beneficiary designation(s) must total 100%. A Trustee Certification Form is required if a Trust is named as Beneficiary.

4. INITIAL PURCHASE PAYMENT

☐ Check/Wire Enclosed $___________________________

☐ Carrier to request release of funds $__________________

☐ Agent/Client to request release of funds $_____________

5. NON-QUALIFIED INFORMATION

☐ New Money

☐ 1035 Exchange

☐ CD/Mutual Fund Liquidation

6. QUALIFIED INFORMATION

☐ IRA ☐ Roth IRA ☐ SEP/IRA ☐ 403(b) ☐ Other __________________

Source of Funds:

☐ New Money: Tax Year __________________________ (Defaults to Current Calendar Year)

☐ Trustee to Trustee Transfer

☐ Rollover From:

☐ IRA

☐ ROTH IRA - Date first established ________________

☐ SEP/IRA

☐ 403(b)

☐ Converted ROTH - Date of conversion _______________

☐ Other _______________

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7. GUARANTEED DEATH BENEFITS

If no option is specified, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

☐	Return of Premium Death Benefit (For Issue Ages: 0 to 90.)

☐	Annual Step-Up Death Benefit (For Issue Ages: 0 to 75. Stepping-up stops at age 81.)

8. AVAILABLE RIDERS

If a rider is not selected, it will not apply.

☐	Guaranteed Lifetime Withdrawal Benefit

(Not available if the Living Benefits Rider is elected)

Select one of the following options: (For Issue Ages: 55 to 85)

☐ Income Single	OR	☐ Income Death Single

Cost: .60% Single		Cost: .85% Single

During the time the rider is in force, you may transfer amounts among the designated funds; however, you cannot transfer any amount to any subaccount that is not a designated fund.

The Guaranteed Lifetime Withdrawal Benefit can be terminated independently of the policy to which it is attached, at any time within a 30 day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

The Guaranteed Lifetime Withdrawal Benefit under the Guaranteed Lifetime Withdrawal Benefit Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Guaranteed Lifetime Withdrawal Benefit of the Guaranteed Lifetime Withdrawal Benefit Rider has a positive value.

The Guaranteed Lifetime Withdrawal Benefit Rider fee is a percentage of the Withdrawal Base, and this fee covers the benefit provided by this rider. The Rider fee is only deducted from the separate account assets of the policy.

Withdrawals prior to the rider anniversary following the annuitant’s 59th birthday will result in an excess partial withdrawal.

The Guaranteed Lifetime Withdrawal Benefit may not be appropriate for owners taking the Minimum Required Distributions, as these withdrawals may determine the withdrawal percentage at an earlier date than expected. This may result in lower guaranteed withdrawal amounts.

The Withdrawal Base growth will cease on the 10th rider anniversary and will not apply in rider years when a withdrawal is taken. Consequently, withdrawals prior to the 10th rider anniversary, including any applicable Minimum Required Distributions may limit the growth applied to the Withdrawal Base to less than 10 rider years. Therefore, these riders may not be appropriate for owners taking Minimum Required Distributions prior to the 10th rider anniversary. The highest rider monthiversary component of the automatic step-up will not apply in rider years when an excess withdrawal has been paid. Please consult a tax advisor on this and other matters of selecting withdrawal options.

Additional Rider Options:

☐	Waiver of Surrender Charge Rider (Issue Ages: 0 to 90)

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8. AVAILABLE RIDERS (continued)

☐	Living Benefits Rider Cost: .60% Annually

(Not available if the Guaranteed Lifetime Withdrawal Benefit is elected)

The Living Benefits Rider can be terminated independently of the policy to which it is attached, at any time after the third rider anniversary.

The Living Benefits Rider fee is a percentage of the “Principal Back” Total Withdrawal Base, and this fee covers all benefits under this rider. The Rider fee is only deducted from the Separate Account of the policy.

The owner must hold the policy in force until the Future Value Date in order to obtain the Guaranteed Minimum Accumulation Benefit available under the Living Benefits Rider.

The Guaranteed Minimum Withdrawal Benefit under the Living Benefits Rider can only be taken as a withdrawal benefit and does not increase the policy value.

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if either of the withdrawal guarantees available through the Guaranteed Minimum Withdrawal Benefit of the Living Benefits Rider have positive value, or if the owner has held the rider for less than 10 rider years.

Partial withdrawals of the “Principal Back” Guaranteed Annual Withdrawal Amount will result in an excess partial withdrawal under the “for life” withdrawal guarantee. This reduction may be on a greater than dollar-for-dollar basis.

If you choose the Living Benefits Rider, it may result in a lower policy value in certain situations. If policy value is transferred from your chosen variable investment options to the PAM investment options, less of your policy value may be available to participate in any future positive investment performance of your variable investment options. This may potentially provide a lower policy value than if you did not select the Living Benefits Rider.

The Guaranteed Minimum Accumulation Benefit and Guaranteed Minimum Withdrawal Benefit under the Living Benefits Rider may not be appropriate for owner subject to minimum distribution requirements under an ERA or other qualified plan prior to expiration of 10 rider years.

Exercise of Guaranteed Minimum Withdrawal benefits after the required minimum distribution beginning date under an IRA or other qualified plan may not be appropriate. Please consult a tax advisor on this and other matters of selecting withdrawal options.

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9. PORTFOLIO INVESTMENT STRATEGY

☐	Immediate Investment (Future Premium Allocations will be invested in this manner unless otherwise specified.)

I elect to allocate 100% of my contributions according to the percentage(s) listed in “Immediate Investment Allocation”. Complete Section 11.

☐	Dollar Cost Averaging (DCA) Program

I elect to allocate 100% of my contributions according to the percentage(s) listed in “DCA Program”. Complete Section 10.

☐	Combined: Immediate Investment and DCA Program - Please complete Section 10 and Section 11. .0% Initial Investment Portion .0% DCA Program Portion

10. DCA PROGRAM

There is a minimum of $500 for each DCA Transfer. The minimum length for a DCA Program is six (6) months . Transfer from:

☐	DCA Fixed Account

☐	TA Money Market VP

☐	TA U.S. Government Securities VP

Frequency:		Number of Transfers:
☐ Monthly	☐ Quarterly	☐ 4	☐ 6	☐ 8	☐ 12	☐ 24	☐ Other: __________

11. IMMEDIATE INVESTMENT/COMBINED ALLOCATION (Section 11 continued on next page)

Allocations must be entered in whole percentages. For all funds listed in Section 11, the Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%.

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

Fixed Accounts:(1)

.0%	.0%	1 Year Fixed Guaranteed Period Option

Designated Sub-Accounts:(1)

.0%	N/A .0%	Initial Investment for DCA Program

.0%	.0%	Fidelity-VIP Balanced Portfolio	.0%	.0%	TA Asset Allocation - Conservative VP

.0%	.0%	TA Asset Allocation - Moderate VP	.0%	.0%	TA Asset Allocation - Moderate Growth VP

.0%	.0%	TA Balanced VP	.0%	.0%	TA Index 50VP

.0%	.0%	TA Index75VP	.0%	.0%	TA International Moderate Growth VP

.0%	.0%	TA Money Market VP	.0%	.0%	TA PIMCO Total Return VP

.0%	.0%	TA U.S. Government Securities VP	.0%	.0%	TA Value Balanced VP

(1)	If the Guaranteed Lifetime Withdrawal Benefit Rider in Section 8 is elected, allocations are only allowed among these Designated Funds.

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11. IMMEDIATE INVESTMENT/COMBINED ALLOCATION (continued)

Allocations must be entered in whole percentages. For all funds listed in Section 11, the Initial Allocation Percentage column and DCA Allocation Percentage column must each total 100%.

Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

Variable Sub-Accounts:

.0%	.0%	AIMVI. Basic Value Fund	.0%	.0%	TA Capital Guardian Value VP

.0%	.0%	AIMV.I. Capital Appreciation Fund	.0%	.0%	TA Clarion Global Real Estate Securities VP

.0%	.0%	AllianceBernstein Growth and Income Portfolio	.0%	.0%	TA Convertible Securities VP

.0%	.0%	AllianceBernstein Large Cap Growth Portfolio	.0%	.0%	TA Equity VP

.0%	.0%	Fidelity -VIP Contrafund® Portfolio	.0%	.0%	TA Growth Opportunities VP

.0%	.0%	Fidelity - VIP Equity-Income Portfolio	.0%	.0%	TA JPMorgan Enhanced Index VP

.0%	.0%	Fidelity -VIP Growth Portfolio	.0%	.0%	TA Jennison Growth VP

.0%	.0%	Fidelity - VIP Mid Cap Portfolio	.0%	.0%	TA Legg Mason Partners All Cap VP

.0%	.0%	Fidelity - VIP Value Strategies Portfolio	.0%	.0%	TA MFSHighYield VP

.0%	.0%	Franklin Income Securities Fund	.0%	.0%	TA MFS International Equity VP

.0%	.0%	Janus Aspen - Mid Cap Growth Portfolio	.0%	.0%	TA Marsico Growth VP

.0%	.0%	Janus Aspen -Worldwide Growth Portfolio	.0%	.0%	TA Science &Technology VP

.0%	.0%	MFS® New Discovery Series	.0%	.0%	TA Small/Mid Cap Value VP

.0%	.0%	MFS® Total Return Series	.0%	.0%	TAT. Rowe Price Equity Income VP

.0%	.0%	Mutual Shares Securities Fund	.0%	.0%	TAT. Rowe Price Growth Stock VP

.0%	.0%	Templeton Foreign Securities Fund	.0%	.0%	TAT. Rowe Price Small Cap VP

.0%	.0%	TA American Century Large Company Value VP	.0%	.0%	TA Tenpleton Global VP

.0%	.0%	TA Asset Allocation - Growth VP	.0%	.0%	TA VanKampen Active International Allocation VP

.0%	.0%	TA BlackRock Large Cap Value VP	.0%	.0%	TA Van Kampen LargeCap Core VP

.0%	.0%	TA Capital Guardian Global VP	.0%	.0%	TA Van Kampen Mad-Cap Growth VP

.0%	.0%	TA Capital Guardian U.S. Equity VP	100%	100%

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12. ASSET REBALANCING

Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one fund must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in “Immediate Investment Allocation,” please complete the Optional Services Form.

I elect Asset Rebalancing: ☐   No      ☐  Yes

Rebalance the variable subaccounts according to my Immediate Investment Allocation using the frequency indicated below.

☐   Monthly     ☐   Quarterly     ☐   Semi-Annually     ☐   Annually

13. REPLACEMENT INFORMATION

Will this annuity replace or change any existing annuity policies or life insurance contracts?

☐	No

☐	Yes

Company: _________________________________

Policy #: __________________________________

14. APPLICANT INFORMATION

☐   Check here if you want to be sent a copy of “Statement of Additional Information.”

Did the agent or registered representative present and leave the applicant sales material?

☐   No

☐  Yes

15. SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I am in receipt of a current prospectus for this variable annuity.

•	I am in receipt of the current privacy notice.

•

This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•	Account values when allocated to any of the subaccounts in Section 11 are not guaranteed as to fixed dollar amount.

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Signed at:
	City	State
Date: _______

Owner(s) Signature:	X

Joint Owner(s) Signature:	X

Annuitant Signature (if not Owner):	X

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16. REPRESENTATIVE/AGENT INFORMATION

A.	Does the applicant have any existing annuity policies or life insurance contracts?

☐	No

☐	Yes

B.	Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

☐	No

☐	Yes

C.	Did you present and leave the applicant insurer-approved sales material?

☐	No

☐	Yes

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

#1: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

Firm Name:

Firm Address:

#2: Registered Representative/Licensed Agent

Print First Name:

Print Last Name:

Signature:	X

Representative/Agent ID Number:

Email Address (Optional):

Phone Number:

For Representative/Agent Use Only - Contact your home office for program information.

Commission Election (check one) :	☐ Option A (not available with the Waiver of Surrender Charge Rider)
☐ Option B (available with or without the Waiver of Surrender Charge Rider)
☐ Option C (only available with the Waiver of Surrender Charge Rider)

(Once selected, program cannot be changed)

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